Exhibit 99.13(j)

OPERATING AGREEMENT

This Agreement is made as of October 6, 1995, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company executing this Agreement (“Fund Company”), on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the “Fund(s)”). In the event there are no series or classes of shares listed on Schedule I, then the term “Fund(s)” shall mean “Fund Company”.

WHEREAS Fund Company wishes to have shares of the Fund(s) available for purchase and redemption by Schwab’s brokerage customers through Schwab’s Mutual Fund Marketplace® (“MFMP”):

WHEREAS certain policies, procedures and information are necessary to enable the Fund(s) to participate in the MFMP; and

WHEREAS Schwab is willing to permit the Fund(s) to participate in its MFMP pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.             Operating Procedures

Schwab will open an omnibus account (the “Account”) with each Fund through which it will purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions and maintain records in accordance with the Operating Procedures set forth in Exhibit A hereto. In addition, the parties agree to transfer accounts, communicate with Fund shareholders and perform other obligations in accordance with the Operating Procedures.

2.             Registration Requirements

a.             Schwab will only place purchase orders for shares of a Fund on behalf of its customers whose addresses recorded on Schwab’s books are in states or other jurisdictions in which Fund Company has advised Schwab that such Fund has registered or qualified its shares for sale under applicable law. Fund Company shall advise Schwab immediately if any such registration or qualification is terminated or if it wishes Schwab not to place purchase orders for a Fund on behalf of its customers who reside in a particular state or other jurisdiction.

b.             Schwab will, upon request, (i) furnish Fund Company with monthly written statements of the number of shares of each Fund purchased on behalf of Schwab customers resident in one or more states or other jurisdictions indicated by Fund Company or (ii) on a daily basis, transmit to an electronic database provider with whom Schwab has established effective systems interfaces information regarding the number of shares of each Fund sold in each state for retrieval by Fund Company. Fund Company shall be responsible for all reasonable fees and other reasonable charges of such database provider in connection with Schwab’s transmission of such information to and Fund Company’s retrieval of such information from such database provider.

c.             Fund Company agrees that any recission offer that is made to shareholders who own shares directly with a Fund will also be made to Schwab customers who would be entitled to such recission offer if they owned shares directly with the Fund. Fund Company will provide Schwab with a letter on Fund Company letterhead containing the terms of any such recission offer, and Schwab may send this writing, or any derivation thereof, to the affected Schwab customers. To assist Fund Company in effecting any such recission offer, Schwab agrees to provide Fund Company with relevant information regarding any affected Schwab customer, including the account number, the number of shares purchased and redeemed, if any, the dates of the purchase(s) and redemption(s), if any, and the dollar amount of such transactions.

3.             Compliance Responsibilities

a.             Fund Company is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by Schwab which contains an untrue statement of material fact or an omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by Fund Company or any Affiliate (defined below) or accurately derived from information published or provided by them), (ii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Schwab’s mailing agent), (iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Company and each “affiliated person” of Fund Company as that term is defined under the Investment Company Act of 1940, as amended (“1940 Act”), herein referred to as “Affiliate” with all applicable laws, rules and regulations (including the 1940 Act and the Investment Advisers Act of 1940, as amended), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate, except to the extent that the failure to so comply by Fund Company or any Affiliate is caused by Schwab’s breach of this Agreement.

b.             In the event that the Account holds more than five percent (5%) of the outstanding Fund shares, Fund Company will be responsible for requesting Schwab to confirm its status as shareholder of record and to confirm whether any Schwab customer beneficially owns more than five percent (5%) of the outstanding Fund shares through its Schwab brokerage account. For this purpose, Fund Company shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Schwab shall promptly reply to any such inquiries.

c.             Schwab is responsible for Schwab’s compliance with all applicable laws, rules and regulations governing Schwab’s performance under this Agreement, except to the extent that Schwab’s failure to comply with any law, rule or regulation is caused by Fund Company’s breach of this Agreement.

d.             Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication, instruction or notice made pursuant to this Agreement shall be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission. Schwab is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, any Affiliate or their agents authorized to provide such communications, instructions or notices to Schwab, and on communications, instructions or notices provided to it by its customers. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it by Schwab, or its agents authorized to provide such communications, instructions or notices to Fund Company.

e.             Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

f.              Fund Company and each Fund shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all losses, claims, liabilities and expenses (including reasonable attorney’s fees) (“Losses”) incurred by any of them arising out of (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material generated by Fund Company or any Affiliate or accurately derived from information published or provided by Fund Company or any Affiliate, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund, (iii) any breach by Fund Company of any representation, warranty or agreement contained in this Agreement, (iv) any willful misconduct or negligence by Fund Company or a Fund in the performance of, or failure to perform, its obligations under this Agreement, or (v) any action taken or omitted to be taken by Schwab pursuant to this Agreement or any other agreement related to services under this Agreement, except to the extent such Losses are caused by Schwab’s breach of this Agreement or its willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 3(f) shall survive termination of this Agreement.

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4.             Representations and Warranties

a.             Fund Company represents and warrants to Schwab that each Fund is in compliance with the conditions and qualifications set forth in the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (“NASD”), Article III, Section 26, as amended from time to time (“Section 26”), which enable an NASD member to offer or sell shares in the Fund. Fund Company represents and warrants that each Fund marked with an asterisk on Schedule I is a “no load” or “no sales charge” Fund as defined in Section 26. If a Fund, for any reason, fails to satisfy the terms and conditions of Section 26, Fund Company will notify Schwab immediately of the Fund’s disqualification and the reason therefor.

b.             Schwab represents and warrants that Schwab is a member of the NASD.

5.             Use of Parties’ Names

a.             Without Schwab’s prior written consent, Fund Company will not cause or permit the use, description, or reference to Schwab, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities.

b.             Fund Company authorizes Schwab to use the names or other identifying marks of, and certain information about, Fund Company and Fund in connection with the operation of the MFMP. Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or (ii) if any of the Funds cease to be available through the MFMP; provided, however, that Schwab may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

6.             Proprietary Information

Each party hereto acknowledges that the identities of the other party’s customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by such other party or such other party’s Affiliates or agents in connection with such other party’s performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any list or compilation of the identities of or other information about the other party’s customers, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (i) with the other party’s prior written consent or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

7.           Assignability

This Agreement is not assignable by either party without the other party’s prior written consent, and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Company, assign its rights and obligations under this Agreement to any Affiliate.

8.             Exhibits and Schedules

All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

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9.             Amendment

This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this Section 9. Exhibit A may be amended by Schwab on forty (40) days’ written notice to Fund Company or such earlier time as shall be agreed to by the parties. Exhibits B and C shall be amended by Fund Company in the event of any change to the information contained therein.

10.           Governing Law

This Agreement will be governed by and interpreted under the laws of the State of California, as applied to contracts entered into and to be performed entirely within the state.

11.           Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed all original, but all of which together shall constitute one and the same instrument.

12.           Effectiveness and Termination

a.             The effective date of this Agreement as to any Fund is the later of the date set forth opposite the name of the Fund on Schedule I or the date Schedule I is accepted by Schwab

b.             This Agreement may be terminated as to any Fund by Schwab immediately upon written notice to Fund Company. This Agreement may be terminated as to any Fund by Fund Company upon thirty (30) days’ written notice to Schwab.

c.             Upon the termination date for any Fund, Schwab will no longer make the Fund shares available for purchase by Schwab’s customers through the MFMP. Schwab reserves the right to transfer the Fund shares of its customers out of the Account. If Schwab continues to hold the Fund shares on behalf of its customers in the Account, the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Agreement with respect to such shares.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

Charles Schwab & Co., Inc.		Pacific Advisors Fund Inc.
[Fund Company]

on its own behalf and on behalf of each of its Funds listed on Schedule I hereto as amended from time to time

By:	/s/ Colleen Hummer	By.	/s/ George A. Henning

	Colleen Hummer	Name:	George A. Henning
Senior Vice President/ Mutual Funds
	Operations Administration	Title:	Chairman

Date:	11/8/95	Date:	10/2/95

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SCHEDULE I

TO THE OPERATING AGREEMENT

Funds	Effective Date

Small Cap Fund	10/6/95

Balanced Fund	11/21/94

Income Fund	10/6/95

Government Fund	8/20/93

* Indicates that Fund is a “no load” or “no sales charge” Fund as defined in Section 26 of the NASD’s Rules of Fair Practice.

Pacific Advisors Fund Inc.
Name of Fund Company

By:	/s/ George A. Henning

Title:	Chairman

Date:	10/2/95

Accepted by Charles Schwab & Co. Inc.

By:	/s/ Colleen Hummer
Colleen Hummer
Senior Vice President/ Mutual Funds
Operations Administration

Date:	11/8/95

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EXHIBIT A

Operating Procedures

1.             The Account

a.             Schwab will open an omnibus account with each Fund. The Account shall be registered:

Charles Schwab & Co., Inc.

Special Custody Account for the Exclusive Benefit of Customers

Attention: Mutual Funds

101 Montgomery Street

San Francisco, California 94104

The Account will be set up for the reinvestment of capital gains and dividend distributions.

b.             The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

c.             The parties acknowledge that the Account is an omnibus account in Schwab’s name with shares held by any number of beneficial owners. Schwab represents that the shares in the Account are customer securities and are segregated from Schwab’s own assets. Fund Company represents that the shares in the Account are carried free of any charge, lien or payment of any kind in favor of the Fund or any person claiming through the Fund.

d.             The Account shall be kept open on the Fund’s books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund’s prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

e.             Schwab has the right to open additional accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term “Account” shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash.

f.              Schwab reserves the right to issue instructions to each Fund to move shares between the Account and any other account Schwab may open.

2.             Purchase and Redemption Orders

For each day on which any Schwab customer places with Schwab a purchase or redemption order for shares of a Fund, Schwab shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order. Schwab will accept orders to purchase and redeem Fund shares from its customers no later than 1:00 P.M. Pacific Time (market close). Schwab will communicate the order to the Fund prior to a mutually agreed upon time.

3.             Settlement of Transactions

a.             Schwab will transmit the purchase price of the aggregate purchase order to the Fund by wire transfer on the next business day after the trade date. For purposes of this Agreement, a “business day” is any day the New York Stock Exchange is open for trading.

b.             For each business day on which Schwab places a redemption order for a Fund within the time designated by the Fund, Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption orders for the Fund(s) placed by Schwab on that day. Such redemption proceeds will be sent by wire transfer on the next business day following the trade date for the redemption orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes.

c.             Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire.

d.             Should a Fund need to extend settlement on a trade, Fund Company must contact Schwab on trade date to discuss the extension. For purposes of determining the length of settlement, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

e.             In the event that a Fund cannot verify redemption proceeds, Fund Company will settle trades and forward redemption proceeds in accordance with this Agreement based on the information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

f.              If a trade is settled in error, Fund Company shall notify Schwab orally and confirm in writing the name of the Fund, the Account number and the date and amount of the error. If the error results in an overpayment to Schwab, it shall be corrected by debiting the Account. If the error results in an underpayment to Schwab, it shall be corrected by crediting the Account.

g.             Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund’s election on Form N-18F-1, Fund Company agrees that it will treat as a “shareholder” each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund’s election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

4.             Account Reconciliation Requirements

a.             Schwab shall verify, on a next day basis, orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any “as of” activity must be shown with its corresponding “as of” dates.

b.             The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. Fund Company agrees to make best efforts to avoid any errors, made by Fund Company, any Fund or agents of Fund Company or the Fund and not corrected on a next day basis, from hindering any routine daily requests such as transactions, transfer, dividends, etc. Fund Company agrees to promptly notify Schwab of any adjustments to an Account with any Fund initiated by Fund Company, any Fund, or any agent of either.

c.             Schwab must receive statements on or before the eighth business day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by direct or indirect systems access.

5.             Pricing

Every business day on which there is a transaction in the Account and for each month-end business day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund’s closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

6.             Distributions

a.             Fund Company shall provide distribution information to Schwab in a timely manner to enable Schwab to pay distributions to its customers on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) business days prior to record date, (ii) the record date share balance in the Account and the distribution rate per share on the first business day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information contained in, and in the same format as, Schwab’s Dividend Information Sheet (provided separately) shall be provided on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

b.             As to each Fund, Schwab shall hold the information as to the amount of the pending distribution in strictest confidence, and shall use such information only for the purpose of computing the amounts of cash distributions to be paid to Schwab customers until Fund or Fund Company shall have made such information generally available to the public. Schwab will maintain and enforce rules and policies designed to protect against unauthorized access to, or use of, the information during such period by anyone other than Schwab employees who have a need to know the information for this purpose.

c.             Prior to 10:00 a.m., Eastern Time on the next business day following receipt of the reinvest price per share as provided in paragraph 6(a)(iii) above, Schwab shall notify Fund Company of the aggregate number of Fund shares with respect to which the purchase is required to be rescinded in order to pay the distribution in cash to Schwab customers who have elected to receive their capital gain distributions and/or dividends in cash. Fund Company agrees that the purchase of such aggregate number of Fund shares may be rescinded. Fund Company or such Fund shall wire the proceeds of such rescission from the Fund to the Account on the same business day.

d.             For each Fund that pays daily dividends, Fund Company shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

e.             In the event that Schwab maintains an Account with a Fund for the payment of distributions in cash, Fund Company shall wire, on payable date, any cash distribution from the Fund to the Account.

f.              Each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

g.             For annual tax reporting purposes, Fund Company shall inform Schwab of the portion of each Fund’s distributions that include any of the following: foreign source income, tax exempt income by state of origin or return of capital.

h.             Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

i.              Upon notice from Fund Company, Schwab shall effect mergers, splits and other reorganization activities of a Fund for its customers.

7.             Price and Distribution Rate Errors

a.             In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of a Fund’s shares or in the distribution rate for a Fund’s shares, Fund Company shall notify Schwab as soon as possible after discovering the need for such adjustments. Notification can he made orally, but must be confirmed in writing. The letter shall be written on Fund Company letterhead and must state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab’s customers whose accounts are affected by the price or rate change.

b.             If Schwab’s customers have received amounts in excess of the amounts to which they are entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit its customers brokerage accounts in the amount of such excess and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts.

c.             If adjustment is necessary to correct an error which has caused Schwab’s customers to receive amounts less than the amounts to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned in the Account and distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such payment to each Schwab customer.

d.             For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net same day transactions in the Account. Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the account until such agreement is reached.

8.             Record Maintenance

a.             Schwab shall maintain records for each of its customers who holds Fund shares through the Account, which records shall include:

i                                             Number of shares;

ii.                                       Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and              amounts of dividends paid for at least the current year to date;

iii.                                    Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;

iv.                                   Records of distributions and dividend payments;

v.                                      Any transfers of shares; and

vi.                                   Overall control records.

b.             Schwab will be responsible for accurately posting transactions in Fund shares to its customers’ brokerage accounts.

9.             Transfer of Accounts

a.             Fund Company agrees to transfer shares between accounts for Schwab customers or other street name brokers held directly with a Fund and the Account on the Fund’s records. For the purpose of expediting direct transfers from accounts for Schwab customers, Fund Company will accept by facsimile transmission a summary sheet of information indicating the customers’ names, account numbers, the Fund affected and the number of shares to be re-registered. For record keeping purposes, actual copies of transfer forms will he forwarded to a Fund upon its request for such forms.

b.             Schwab represents and warrants that for each transfer indicated in the summary sheet of information, it holds each underlying instruction for re-registration signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange’s Medallion Signature Program.

c.             Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“indemnified person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer effected by the Fund in reliance on the summary sheet of information, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions on the summary sheet of information.

d.             Fund Company shall process all transfer requests into the appropriate Account. Schwab as custodian is qualified to accept in the Accounts shares from Fund IRA, Keogh or 401(k) accounts. At no time shall any Fund establish separate accounts registered to Schwab for the benefit of individual shareholders. In the event any such account is mistakenly opened, Schwab reserves the right to instruct such Fund to move Fund shares to the Account.

e.             Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date (“as of” date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

f.              Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for “trailing” dividends. Should a “trailing” dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) business days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer’s social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

g.             If Schwab customers submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab’s request, Fund Company agrees to provide the status of said certificates and book share balances.

10.           Shareholder Communication

a.             Fund Company shall arrange with a mailing agent designated by Schwab for the distribution of the materials listed below to all of Schwab’s customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

i.            All proxy or information statements prepared for circulation to shareholders of record of such Fund;

ii.           Annual reports;

iii.          Semi-annual reports;

iv.          Quarterly reports (if applicable); and

v.           All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for the mailing agent’s fees in connection with this service as well as for timely distribution. Fund Company agrees to have the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

b.             In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund’s prospectus.

c.             Fund Company shall ensure that the foregoing materials shall be in compliance with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Shareholder Communications Improvement Act of 1990, all applicable rules and regulations under any of such statutes, and any and all laws, rules and regulations that may be adopted and become applicable in the future.

d.             Fund Company shall ensure that the prospectus of each of its Funds discloses (i) that a broker may charge transaction fees on the purchase and/or sale of Fund shares, (ii) that duplicate mailings of Fund material to shareholders who reside at the same address may be eliminated, (iii) that the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available, (iv) that the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services, and (v) that the annual report contains additional performance information and will be made available to investors upon request and without charge.

e.             Schwab shall mail statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

f.              Schwab shall respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers after the effective date of this Agreement, Schwab shall provide average cost basis reporting to assist customers in the preparation of income tax returns.

11.           New Processing Systems

Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

INSTITUTIONAL
SERVICES AGREEMENT

This Agreement is made as of October 6, 1995, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, each registered investment company (“Fund Company”) executing this Agreement, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the “Fund(s)”), and Fund Affiliate (defined below) that has executed this Agreement. Fund Company and Fund Affiliate are collectively referred to herein as “Fund Parties.” In the event that there are no series or classes of shares listed on Schedule I, the term “Fund(s)” shall mean “Fund Company”.

WHEREAS Fund Affiliate is either (i) an investment adviser to or administrator for the Funds or (ii) the principal underwriter or distributor for the Funds.

WHEREAS Fund Parties wish to have Schwab perform certain recordkeeping, shareholder communication, and other services for each Fund; and

WHEREAS Schwab is willing to perform such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.             Services

a.             During the term of this Agreement, Schwab shall perform the services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the “Services”).

b.             In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of its customers, and in order to facilitate Schwab’s performance of Services, the parties agree that the Operating Agreement, dated as of October 6, 1995, between Schwab and Fund Company, as amended from time to time (“Operating Agreement”), is incorporated herein by this reference. All terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

2.             Fees

For the Services, Schwab shall receive a fee (the “Fee”) which shall be calculated and paid in accordance with Exhibit B hereto. Schedule II reflects the amount of the Fee that each Fund Party has agreed, as between them, to pay. Should Exhibit A be amended to revise the Services, the parties shall also amend Exhibit B and Schedule II, if necessary, in order to reflect any changes in the Fee.

3.             Transaction Charges

Schwab shall not, during the term of this Agreement, assess against or collect from its customers any transaction fee upon the purchase or redemption of any Fund’s shares that are considered in calculating the Fee. The parties acknowledge and agree that Schwab may collect such transaction fees from certain customers (including “Active Traders,” as Schwab may define that term) for certain special trading services and from other customers upon such other customers’ redemption of certain shares. The value of shares as to which such transaction fees are charged will not be included in the calculation of the Fee.

4.             Indemnification

a.             Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents (“Indemnified Parties”) from and against any and all losses, claims, liabilities and expenses (including reasonable attorney’s fees) (“Losses”) incurred by any of them arising out of (i) Schwab’s dissemination of information regarding Fund Parties or a Fund that is materially incorrect and that was not provided to Schwab, or approved, by a Fund Party, its affiliated persons (“Affiliates”) as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), or agents or (ii) Schwab’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the negligence, willful misconduct or breach of this Agreement by an Indemnified Party.

b.             In any event, no party shall be liable for any special, consequential or incidental damages.

5.             Role and Relationship of Schwab

The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab’s customers, such involvement will be as agent of such customer only.

6.             Information to be Provided

Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable:

a.             Certified resolutions of the board of directors of each Fund Party authorizing the Fund Party to enter into this Agreement and indicating the officers authorized to execute this Agreement on behalf of the Fund Party; and

b.             Two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund’s prospectus or statement of additional information as soon as practicable after such amendments or changes become available.

7.             Notices

All notices required by this Agreement (excluding the Operating Agreement) shall be in writing and delivered personally or sent by first class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

if to Schwab, to:	Charles Schwab & Co., Inc.
101 Montgomery Street San Francisco, CA 94104

	Attention:	John McGonigle Senior Vice President/Mutual Funds

with a copy to:	General Counsel, at the same address;

if to Fund Party, to the address given below in the signature block.

2

8.             Nonexclusivitv

Each Party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

9.             Assignability

This Agreement is not assignable by any party without the other parties’ prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate.

10.           Exhibits and Schedules

All Exhibits and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

11.           Entire Agreement: Amendment

This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties. This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

12.           Governing Law

This Agreement will be governed by and interpreted under the laws of the State of California as applied to contracts entered into and to be performed entirely within that state.

13.           Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

14.           Effectiveness of Agreement: Termination

a.             This Agreement will become effective as to a Fund as of the later of (i) the date set forth on Schedule I opposite the name of the Fund or (ii) such later date as Schwab may, in its discretion, designate.

b.             This Agreement may be terminated as to a Fund by any party (i) upon ninety (90) days’ written notice to the other parties or (ii) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party or (iii) automatically, effective on the day following the termination of any plan of distribution (“Rule 12b-1 Plan”) adopted and maintained pursuant to Rule 12b-1 under the 1940 Act by any Fund that has a Rule 12b-1 Plan in effect as of the effective date of this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.

c.             After the date of termination as to a Fund, Fund Parties will not be obligated to pay the Fee with respect to any shares of the Fund that are first held in Schwab customer accounts after the date of such termination. However, notwithstanding any such termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination (a “Pre-Termination Share”), for so long as such Pre-Termination Share is held in any Schwab

3

brokerage account and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.

IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

Charles Schwab & Co., Inc.

By:	/s/ John McGonigle
John McGonigle
Senior Vice President/Mutual Funds

Date:	11/10/95

Pacific Global Fund Distributors, Inc.			Pacific Advisors Fund Inc.
Name of Fund Affiliate			Name of Fund Company

By:	/s/ George A. Henning		By:	/s/ George A. Henning
Name:		George A. Henning	Name	George A. Henning
	Title:	Chairman	Title:	Chairman
Address:	206 N. Jackson Street, # 201		Address:	206 N. Jackson Street, # 201
	Glendale, CA 91206			Glendale, CA 91206
	Attn:	George A. Henning	Attn:	George A. Henning
	Date:	10/2/95	Date:	10/2/95

4

EXHIBIT A

SERVICES

1.             Record Maintenance

Schwab shall maintain the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:

a.             Number of shares;

b.             Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c.             Name and address of the customer, including zip codes and social security numbers or taxpayers identification numbers;

d.             Records of distributions and dividend payments;

e.             Any transfers of shares; and

f.              Overall control records.

2.             Shareholder Communications

Schwab shall:

a.             Provide to a shareholder mailing agent employed by each Fund for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. Such shareholder mailing agent shall be a person or entity engaged by such Fund in accordance with the Operating Agreement and the Fund-related materials to be sent by such agent shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications.

b.             Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

c.             Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

d.             Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;

e.             Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

f.              With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to the customers to assist them in preparation of income tax returns.

3.             Transactional Services

Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. Schwab shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

A-1

4.             Tax Information Returns and Reports

Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

5.             Fund Communications

Schwab shall, on a daily basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement and the number of shares on which no such Fee is to be paid. Schwab shall also provide each Fund with monthly summaries of reports. Such summaries shall be expressed in both shares and dollar amounts.

A-2

EXHIBIT B

Calculation of Fee

1.             The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares (defined below) times the appropriate Fee Rate (indicated below). The Fee shall be computed daily and paid monthly in arrears.

2.             The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in Schwab brokerage accounts, subject to the following exclusions (“Qualifying Shares”). There shall be excluded from the shares (i) shares as to which a brokerage customer paid Schwab a transaction fee upon the purchase of such shares, (ii) shares held in a Schwab brokerage account prior to the effective date of this Agreement as to the Fund and (iii) shares first held in a Schwab brokerage account after the termination of this Agreement as to the Fund.

3.             The Fee Rate is determined based on the aggregate value of the Qualifying Shares of all Funds listed on all Schedule I’s, as amended from time to time, as of the prior review date. The review dates are December 31 and June 30. The Fee Rate is effective from the next business day following the review date up to and including the next review date. The Fee Rates are as follows:

Aggregate Value of
Qualifying Shares	Fee Rate

Up to and including $500 million	35 basis points per annum

Over $500 million	30 basis points per annum

The rate scale is not intended to produce a “blended rate”. Rather, once a threshold is reached, the rate applicable to the total amount of assets will be used for all assets. Thus, if the aggregate value of Qualifying Shares of all such Funds is $501 million as of a review date, the Fee Rate will be 30 basis points (to be applied to the Daily Value of Qualifying Shares) until the next review date.

4.             For purposes of this Exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o’clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

5.             At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the calculation for each Fund, the aggregate value of the Qualifying Shares of each Fund and the amount of the Fee for each Fund. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab’s records shall govern unless an error can be shown in the number of shares used in such calculation.

6.             Fund Parties shall pay Schwab the Fee within thirty (30) days after Fund Parties’ receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. Amounts less than $250 may, at Fund Parties’ discretion, be paid by check.

B-1

SCHEDULE I

TO THE SERVICES AGREEMENT

Fund	EffecliveDate
Small Cap Fund	10/6/95
Balanced Fund	10/6/95
Income Fund	10/6/95
Government Fund	10/6/95

* Indicates that Fund is a “no load” or “no sales charge” Fund as defined in Section 26 of the NASD’s Rules of Fair Practice.

Pacific Advisors Fund Inc.
Name of Fund Company

		By:	/s/ George A. Henning

		Name:	George A. Henning

		Title:	Chairman

		Date:	10/2/95

Acknowledged by

Pacific Global Fund Distributors, Inc.		Accepted by Charles Schwab & Co. Inc.
Name of Fund Affiliate

By:	/s/ George A. Henning	By	/s/ John McGonigle
John McGonigle
Name:	George A. Henning	Senior Vice President/Mutual Funds

Title:	Chairman	Date:	11/10/95

Date:	10/2/95

SCHEDULE II

TO THE SERVICES AGREEMENT

Aggregate Value of Qualifying Shares

	Up to
	and including
	$500 Million	Over $500 M

Fund Company

Pacific Advisors Fund Inc.	0.25%	0.25%
(name)

Fund Affiliate

Pacific Global Fund Distributors, Inc.	0.10%	0.05%
(name)

Fee Rate	0.35%	0.30%
Percentage Per Annum of Average Daily Value of Fund Shares

RETIREMENT PLAN ORDER PROCESSING AMENDMENT
TO THE OPERATING AGREEMENT

This Retirement Plan Order Processing Amendment is made as of November 1, 1996, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation; The Charles Schwab Trust Company (“CSTC”), a California banking corporation; and Pacific Advisor Funds, Inc., a registered investment company (“Fund Company”) listed on Schedule I hereto, executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”), which are parties to an Operating Agreement with Schwab, made as of October 6, 1995, as amended thereafter (“Operating Agreement”), including such Funds as are listed on Schedule II hereto, which are excluded from retirement plan order processing under this Amendment (“Excluded Funds”). This Amendment amends the Operating Agreement and supersedes and replaces the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of February 15, 1996. In the event that there are no Funds, then the term “Fund(s)” shall mean “Fund Company.”

WHEREAS, Schwab and Fund Company, on its own behalf and on behalf of the Funds, have entered into the Operating Agreement pursuant to which shares of the Funds are made available for purchase and redemption by Schwab’s brokerage customers through Schwab’s Mutual Fund Marketplace® (“MFMP”);

WHEREAS, Schwab has designated CSTC as its agent to perform certain functions under the Operating Agreement, including communication of aggregate purchase and redemption orders for Fund shares to each Fund, for which Schwab remains fully responsible to Fund Company and the Funds;

WHEREAS, Schwab and Fund Company desire to amend the Operating Agreement to facilitate the purchase and redemption of Fund shares on behalf of certain retirement plans (“Plans”) for which CSTC acts as trustee of the trust funds under the Plans and for which an entity identified on Schedule III, as amended by Schwab from time to time, acts as recordkeeper (“Recordkeeper”), subject to the terms and conditions of this Amendment; and

WHEREAS, Fund Company wishes to appoint CSTC as a limited purpose co-transfer agent to each Fund’s named transfer agent to facilitate such purchases and redemptions on behalf of the Plans, and CSTC wishes to accept this appointment.

NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

1.             Agency Appointment and Acceptance. Fund Company hereby appoints CSTC to be a limited purpose co-transfer agent to each Fund’s named transfer agent for the purpose of receiving instructions in proper form from the persons designated to direct investment of the Plan assets (“Instructions”) from which are derived orders for purchases and redemptions of Fund shares (“Orders”). CSTC hereby accepts the appointment as limited purpose co-transfer agent to each Fund’s named transfer agent.

2.             Agents of CSTC. CSTC, as a co-transfer agent, may engage such sub-agents as it deems necessary, appropriate or desirable to carry out its obligation as a limited purpose co-transfer agent to each Fund’s named transfer agent under Section 1 of this Amendment, pursuant to such terms as are consistent with the agreements set forth in this Amendment and as CSTC deems necessary, appropriate or desirable. CSTC shall, however, remain fully responsible to Fund Company and the Funds for any obligations performed by CSTC’s agents under this Section 2. These agents of CSTC shall be the Recordkeepers and shall each be a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund’s named transfer agent.

3.             CSTC’s Receipt and Transmission of Orders. CSTC agrees that (a) Orders derived from Instructions received by Recordkeepers prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day (“Day 1”) will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the next Business Day (“Day 2”) (such Orders are referred to herein as “Day 1 Trades”); and (b) Orders derived from

Instructions received by Recordkeepers after Market Close on any Business Day (“Day 1”) will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the second Business Day following Day 1 (“Day 3”) (such Orders are referred to herein as “Day 2 Trades”).

4.             Fund’s Pricing of Orders. Fund Company agrees that Day 1 Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 2; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 3. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2 for all purposes, including, without limitation, effecting distributions.

5.             Settlement. In accordance with the Operating Agreement, Schwab and Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

6.             Provision of Net Asset Value. In accordance with the Operating Agreement, Fund Company will provide Schwab the Net Asset Value calculated as of Market Close on each Business Day by 7:00 p.m. Eastern Time on such Business Day.

7.             Representations and Warranties as to Transfer Agency. CSTC represents and warrants that it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended (“1934 Act”), and CSTC will amend its TA-1 filing to disclose its appointment pursuant to this Amendment as a limited purpose co-transfer agent to each Fund’s named transfer agent. CSTC further represents and warrants that each Recordkeeper appointed by CSTC pursuant to Section 2 of this Amendment shall be registered as a transfer agent under Section 17A of the 1934 Act, and that it shall cause each Recordkeeper to amend its TA-1 to disclose its appointment as a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund’s named transfer agent.

Fund Company represents and warrants that the Funds’ named transfer agent is set forth on Schedule IV hereto, as amended by Fund Company from time to time.

8.             Books and Records. To the extent required under the Investment Company Act of 1940, as amended (“1940 Act”), and the rules thereunder, CSTC agrees that such records maintained by it or each Recordkeeper hereunder are the property of the Funds and will be preserved, maintained, and made available in accordance with the 1940 Act and the rules thereunder. Copies, or if required originals, of such records shall be surrendered promptly to a Fund and its agents (or independent accountants) upon request. This Section 8 shall survive termination of this Amendment.

9.             Role and Relationship of CSTC. The parties acknowledge and agree that, except as specifically provided in this Amendment, and for the sole and limited purpose set forth herein, CSTC acts as an agent for Schwab under the Operating Agreement in connection with the effectuation of Orders subject to this Amendment. CSTC shall not be nor hold itself out as an agent of any Fund other than as provided herein.

10.           Role and Relationship of Recordkeepers. The parties acknowledge and agree that, except as specifically provided in this Amendment and for the sole and limited purpose set forth herein, the Recordkeepers act as agents of the Plans in connection with the effectuation of Orders subject to this Amendment. The parties agree that the Recordkeepers are not agents of the Funds other than as provided herein, and CSTC shall ensure that the Recordkeepers do not hold themselves out as an agent of any Fund other than as provided herein.

11.           Insurance Coverage. CSTC shall maintain, and shall cause each Recordkeeper to maintain, general liability insurance, at all times that this Amendment is in effect, that is reasonable and customary in light of its duties hereunder. Such general liability insurance coverage shall be issued by a qualified insurance carrier, with limits of not less than $5 million.

12.           Effectiveness Once effective, Fund Company will provide Schwab and CSTC 90 days’ prior written notice if purchase orders for a Fund’s shares may no longer be effected in accordance with this Amendment. Such termination shall not affect the remaining provisions of this Amendment as to such Fund, and redemption orders shall continue to be effected pursuant to this Amendment. Schwab and CSTC may terminate this Amendment as to a Fund upon 90 days’ prior written notice to Fund Company.

Any termination of the Operating Agreement by Fund Company shall not apply to transactions effected pursuant to this Amendment prior to 90 days after the date the Fund Company provides written notice of such termination to Schwab and CSTC.

13.           Indemnification. Schwab and CSTC, on the one hand, and Fund Company, on the other, agree to indemnify and hold harmless Fund Company, on the one hand, and Schwab and CSTC, on the other, together with each of its directors, officers, employees and agents, from and against any and all losses, liabilities, demands, claims, actions and expenses (including, without limitation, reasonable attorney’s fees) (“Losses”) arising out of or in connection with any breach by Schwab or CSTC, on the one hand, and Fund Company, on the other, of its obligations under this Amendment, except to the extent such breach was a direct consequence of an act or omission of an indemnified party constituting negligence or willful misconduct. In no event will any party be liable for consequential, incidental, special or indirect damages resulting to an indemnified party subject to this Amendment. This Section 13 shall survive termination of this Amendment.

14.           Proprietary Information. The parties agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or carrying out of this Amendment, including but not limited to the information on Schedule III, as amended by Schwab from time to time, and any reports regarding Fund shareholdings of the Plans or the Recordkeepers that CSTC may provide to Fund Company from time to time as part of its obligations as a limited purpose co-transfer agent to each Fund’s named transfer agent, shall be kept confidential and shall not be otherwise used or voluntarily disclosed to any other person, except as may be required by law or judicial process. Fund Company expressly agrees not to use nor permit others to use any such books, records, information, or data to solicit Plans, sponsors of Plans, or Recordkeepers. This Section 14 shall survive termination of this Amendment.

15.           Effect of Amendment. This Amendment is intended to amend and supplement the provisions of the Operating Agreement. In the event of a conflict between the provisions of this Amendment and the provisions of the Operating Agreement, the provisions of this Amendment shall control. All other provisions of the Operating Agreement shall remain in full force and effect.

CHARLES SCHWAB & CO., INC. By:		PACIFIC ADVISOR FUNDS, INC., on its
own behalf and on behalf of each Fund

By:	/s/ Fred Potts	By:	/s/ George A. Henning
Fred Potts
	Vice President/Mutual Funds	Name:	George A. Henning
Operations Administration
		Title:	President
Date:	12/16/97
		Date:	12/11/97

THE CHARLES SCHWAB TRUST COMPANY

By:	/s/ Thomas Torio
Thomas Torio
Senior Vice President

Date:	12/31/97

Schedule I

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1,1996

FUND COMPANY

Pacific Advisor Funds, Inc.

Date:   November 1, 1996

Schedule II

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

EXCLUDED FUNDS

Date:   November 1, 1996

Schedule III

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

RECORDKEEPERS

Schwab Retirement Plan Services, Inc.

Date:   November 1, 1996

Schedule IV

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

NAMED TRANSFER AGENT

Pacific Global Investor Services, Inc.

Date:   November 1, 1996

Pacific Advisors

ORDER PLACEMENT PROCEDURES AMENDMENT

TO THE OPERATING AGREEMENT

This Order Placement Procedures Amendment (“Amendment”) is made as of December 1, 1997, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation; and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of the series or classes of shares (“Fund(s)”), which are parties to an Operating Agreement with Schwab, made as of October 5, 1995, as amended thereafter (“Operating Agreement”). This Amendment amends the Operating Agreement. In the event that there are no Funds, then the term “Fund(s)” shall mean “Fund Company.” Capitalized terms used, but not defined, in this Amendment shall have the respective meanings given to them in the Operating Agreement.

WHEREAS, Schwab and Fund Company, on its own behalf and on behalf of the Funds, have entered into the Operating Agreement pursuant to which shares of the Funds are made available for purchase and redemption by Schwab’s brokerage customers through Schwab’s Mutual Fund Marketplace® (“MFMP”); and

WHEREAS, Schwab and Fund Company desire to amend the Operating Agreement to authorize Schwab to receive customer orders for purchase and redemption of Fund shares on each business day up until the time at which the Fund prices its shares, and to transmit those orders to the Fund or its transfer agent or another Fund-designated agent (each of the three is individually referred to herein as the “Order Accepter”), as appropriate, after the time at which the Fund prices its shares, subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

1.             Authorization to Receive Orders. Fund Company hereby designates and authorizes Schwab to receive purchase and redemption orders in proper form (“Orders”) from Schwab customers on the Fund’s behalf for purposes of Rule 22c-1, so that any such Schwab customer will receive the share price next computed by the Fund after the time at which such customer places its order with Schwab, as more specifically provided in this Amendment.

2.             Sub-Designees of Schwab. Fund Company further agrees that Schwab may designate and authorize such intermediaries as it deems necessary, appropriate or desirable, pursuant to such terms as are consistent with this Amendment (“Sub-Designees”), to receive orders from their customers on the Fund’s behalf for purposes of Rule 22c-1, so that any such customer will receive the share price next computed by the Fund after the time at which such customer places its order with the intermediary, as more specifically provided in this Amendment. Schwab shall be liable to Fund Company and the Funds for the observance of the terms of this Amendment by the Sub-Designee.

3.             Receipt and Transmission of Orders. Schwab agrees that, except as set forth in Section 4b below, (a) Orders received by Schwab or a Sub-Designee prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day will be transmitted by Schwab to the Order Accepter by 8:00 p.m. Eastern Time on the same Business Day (“Day 1 Trades”); and (b) Orders received by Schwab or Sub-Designees after Market Close on any Business Day will be transmitted by Schwab to the Order Accepter by 8:00 p.m. Eastern Time on the next Business Day (“Day 2 Trades”).

4.             Fund’s Pricing of Orders.

a.             Fund Company agrees that, except as set forth in Section 4b below, Day 1 Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, provided such trades are received by the Order Accepter by 8:00 p.m. Eastern Time on Day 1; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Order Accepter by 8:00 p.m. Eastern Time on Day 2. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

b.             Notwithstanding Sections 3 and 4a above, Fund Company agrees that, if Schwab is prevented from transmitting Day 1 Trades to the Order Accepter by 8:00 p.m. Eastern Time on Day 1 due to unforeseen circumstances, such as computer system failures, natural catastrophes, or other emergencies or human error, then Schwab may transmit such Day 1 Trades by 9:30 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, provided that Schwab notifies the Order Accepter of such contingency prior to 8:00 p.m. Eastern Time on Day 1.

5.             Settlement. In accordance with the Operating Agreement, Schwab and Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

6.             Representations and Warranties.

a.             Fund Company represents and warrants that each Fund’s board of directors or board of trustees has authorized the Fund Company and each Fund to enter into this Amendment, or will ratify the action of the Fund Company and each Fund of entering into this Amendment within four months after the date of this Amendment.

b.             Fund Company represents and warrants that it will cause each Fund’s board of directors or board of trustees thereafter periodically to review the terms of this Amendment.

c.             Fund Company represents and warrants that the person signing this Amendment on its behalf and on behalf of each Fund is an officer so authorized to execute this Amendment.

d.             Schwab represents and warrants that Schwab’s internal control structure over the processing and transmission of Orders for Fund transactions is suitably designed to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close, and to minimize errors that could result in late transmission of Orders to the Funds under Section 4b above.

e.             Schwab represents and warrants that it will cause an independent public accountant or other qualified independent party annually to review Schwab’s internal controls and prepare a written report to Schwab concerning their adequacy for the obligations undertaken by Schwab under this Amendment.

f.              Schwab represents and warrants that it will also require each Sub-Designee to retain an independent public accountant or other qualified independent party annually to review Sub-Designee’s internal controls and prepare a written report to Schwab and the Sub- Designee concerning their adequacy for the obligations undertaken by Sub-designee as set forth in this Amendment.

g.             Schwab represents and warrants that, upon its receipt of its internal control report and those of any Sub-Designee, described in Sections 6d and 6e respectively, it will make them available to Fund Company or any Fund upon request.

7.             Prospectus Disclosure. Fund Company shall ensure that the prospectus of each Fund adequately discloses that (i) the Fund has authorized one or more brokers to accept on its behalf purchase and redemption orders; (ii) that such brokers are authorized to designate other intermediaries to accept purchase and redemption orders on the Fund’s behalf; (iii) that the Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker’s authorized designee, accepts the order; and (iv) that customer orders will be priced at the Fund’s Net Asset Value next computed after they are accepted by an authorized broker or the broker’s authorized designee. This disclosure may be contained in the statement of additional information of the Fund (“SAI”) if the SAI is incorporated into the prospectus. If adequate disclosure is not currently contained in the prospectus (including any incorporated SAI), then it may be added at the next regular printing of the prospectus, provided such printing occurs within a reasonable time after the date of this Amendment.

8.             Effectiveness. This Amendment shall become effective 10 days after written notice by Schwab to Fund Company.

9.             Effect of Amendment. This Amendment is intended to amend and supplement the provisions of the Operating Agreement. In the event of a conflict between the provisions of this Amendment and the provisions of the Operating Agreement, the provisions of this Amendment shall control. All other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts	PACIFIC ADVISORS FUND, INC., on
	Fred Potts	its own behalf and on behalf of each Fund
Vice President/Mutual Funds
	Operations Administration	By:	/s/ George A. Henning

Date:	1/6/98	Name:	George A. Henning

		Title:	President

		Date:	12/11/97

Pacific Advisors

AMENDMENT TO SERVICES AGREEMENT

This Amendment is made as of July 1, 1998, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, Pacific Global Fund Distributors, Inc. (“Fund Affiliate”), and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) which are parties to a Services Agreement with Schwab, made as of October 6, 1995, as amended thereafter (“Services Agreement”). This Amendment amends the Services Agreement. Fund Affiliate and Fund Company are collectively referred to herein as “Fund Parties.” All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Services Agreement.

WHEREAS, Fund Parties wish Schwab to continue to perform recordkeeping, shareholder communications, and other services on behalf of the Funds as set forth in the Services Agreement;

WHEREAS, Schwab is willing to continue to perform such services for the Funds on the terms and conditions set forth in the Services Agreement as amended herein;

WHEREAS, the parties wish to amend Exhibit B to the Services Agreement to set forth a different Fee; and

WHEREAS, the parties wish to amend Schedule II to the Services Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.             Exhibit B to the Services Agreement shall be deleted in its entirety and the Exhibit B attached hereto shall be inserted in lieu thereof.

2.             Schedule II to the Services Agreement shall be deleted in its entirety and the Schedule II attached hereto shall be inserted in lieu thereof.

3.             Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.		PACIFIC ADVISORS FUND, INC., on its
own behalf and on behalf of each Fund
By:	/s/ Dennis P. Clark
	Dennis P. Clark	By:	/s/ George A. Henning
Vice President
	Mutual Funds	Name:	George A. Henning

Date:	4-10-98	Title:	President

		Date:	4/9/98

PACIFIC GLOBAL FUND DISTRIBUTORS, INC.

		By:	/s/ George A. Henning

		Name:	George A. Henning

		Title:	Chairman

		Date:	4/9/98

Pacific Advisors

EXHIBIT B

Calculation of Fee

1.             The following terms shall have the meanings defined below:

a.             “Daily Value” shall mean the net asset value of a Fund’s shares reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”).

b.             “Excluded Shares” shall mean (i) shares held in a Schwab brokerage account prior to the effective date of this Agreement as to the Fund, and (ii) shares first held in a Schwab brokerage account after the termination of this Agreement as to the Fund.

c.             “Original Qualifying Shares” shall mean all shares of a Fund which were held in Schwab brokerage accounts as of June 30, 1998, and which continue to be held in Schwab brokerage accounts on the date the shares are valued, but which are not Excluded Shares.

d.            “Subsequent Qualifying Shares” shall mean all shares of a Fund which were held in Schwab brokerage accounts as of July 1, 1998, and which continue to be held in Schwab brokerage accounts on the date the shares are valued, but which are not Excluded Shares.

e.            “Original Fee Rate” shall mean the fee rate to be applied to Original Qualifying Shares, as set forth below.

f.             “Subsequent Fee Rate” shall mean 35 basis points per annum.

2.             The Original Fee Rate is determined based on the aggregate Daily Value of Original Qualifying Shares of all Funds listed on Schedule I, as amended from time to time, as of the prior review date. The review dates are December 31 and June 30. The Original Fee Rate is effective from the next business day following the review date up to and including the next review date. The Original Fee Rates are as follows:

Aggregate Daily Value of Original
Qualifying Shares	Original Fee Rate

Up to and including $500 million	35 basis points per annum

Over $500 million	30 basis points per annum

3.             The rate scale for Original Qualifying Shares is not intended to produce a “blended rate.” Rather, once a threshold is reached, the rate applicable to all Original Qualifying Shares will be applied to all Original Qualifying Shares. Thus, if as of a review date, the aggregate Daily Value of Original Qualifying Shares of all Funds is $501 million, the Original Fee Rate will be 30 basis points (to be applied to the aggregate Daily Value of Original Qualifying Shares until the next review date).

4.             The fee shall be calculated by adding the aggregate Daily Value of Original Qualifying Shares multiplied by the Original Fee Rate, plus the Daily Value of Subsequent Qualifying Shares multiplied by the Subsequent Fee Rate. The fee shall be calculated daily and paid monthly in arrears.

5.             No adjustments will be made to the net asset values to correct errors in the net asset values reported to NASDAQ for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o’clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

6.             At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the average Daily Value of (i) Original Qualifying Shares, and (ii) Subsequent Qualifying Shares of each Fund and the amount of the fee for each Fund. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the fee due for each Fund. In the calculation of such fee, Schwab’s records shall govern unless an error can be shown in the number of shares used in this calculation.

7.             Fund Parties shall pay Schwab the fee within thirty (30) days after Fund Parties’ receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. Amounts less than $250 may, at Fund Parties’ discretion, be paid by check.

Pacific Advisors

SCHEDULE II

TO THE SERVICES AGREEMENT

	Original Qualifying Shares Fee Rate

Fund Company:
Pacific Advisors Fund, Inc.	0.25%	0.25%

Fund Affiliate:
Pacific Global Fund Distributors, Inc.	0.10%	0.05%

Total	0.35%	0.30%

Subsequent
Qualifying
Shares Fee
Rate
Fund Company:
Pacific Advisors Fund, Inc.	0.25%

Fund Affiliate:
Pacific Global Fund Distributors, Inc.	0.10%

Total	0.35%

PACIFIC 2

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) by Charles Schwab & Co., Inc. (“Schwab”), effective as of January 1, 1999, amends the Operating Agreement between Schwab and neach Fund Company, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, Schwab wishes to amend Exhibit A to the Operating Agreement to provide for procedures in the event that Fund Company fails to (i) settle redemption orders on the next business day after trade date (“Settlement Date”) without having notified Schwab on trade date, as required under the terms of the Operating Agreement, or (ii) pay distributions in a timely manner, as required under the terms of the Operating Agreement; and

WHEREAS, Schwab may unilaterally amend Exhibit A to the Operating Agreement upon 40 days written notice to Fund Company under the terms of the Operating Agreement and has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in the Operating Agreement, Exhibit A to the Operating Agreement is hereby amended as follows:

1.                                    Settlement of Transactions

a.                                    In the event that a Fund should need to extend settlement on redemption orders, including but not limited to redemption orders under the Retirement Plan Order Processing Amendment if in effect, Fund Company must contact Schwab by 7:00 p.m. Eastern Time on trade date to discuss the extension.

b.                                   If Fund Company does not settle redemption orders on Settlement Date and has not contacted Schwab by 7:00 p.m. Eastern Time on trade date to discuss such extension of settlement (even if such extension is due to a systems problem unknown on trade date), then Schwab may, at its option, take any or all of the following actions:

(i)                                  Charge interest on the amount of the redemption proceeds due to it, as follows:

(A) For the first day, (a) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $ 1 million, or (b) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million; and

(B) For each day following, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum; and

(ii)                                Upon notice to Fund Company, on any subsequent Settlement Date and for so long as such redemption proceeds are due to it:

(A)                           Schwab may settle purchase orders and redemption orders net of each other for such Fund; and/or

(B)                             Schwab may net any redemption proceeds still due to it against any net or gross purchase amount due from it to the Funds.

2.                         Distributions

a.                                       With respect to a consolidated omnibus Account, and for purposes of effecting cash distributions for investors who have elected to receive their capital gains distributions and/or dividends in cash, if Fund Company does not wire the cash proceeds to Schwab on the next business day after the ex-dividend date for such distribution (a “Due Date”), as required under the terms of the Operating Agreement, then Schwab may, at its option, charge interest on the amount of such cash proceeds outstanding on or after the Due Date as set forth in Section 2 (c) below.

b.                                      With respect to a cash distribution Account, if Fund Company does not wire the cash distribution to Schwab on the payable date for such distribution (a “Due Date”), as required under the terms of the Operating Agreement, then Schwab may, at its option, charge interest on the amount of such cash distribution outstanding on or after the Due Date as set forth in Section 2(c) below.

c.                                       For the Due Date, (i) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street if the amount does not exceed $1 million, and (ii) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million. For each day following the Due Date, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum.

3.                          Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect. To the extent of any conflict between this Amendment and the Operating Agreement, this Amendment shall control.

IN WITNESS WHEREOF, Schwab has executed this Amendment on the date written below.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Vice President/Mutual Funds
Operations Administration

Date:	11/17/98

Pacific

AMENDMENT TO RETIREMENT PLAN ORDER PROCESSING AMENDMENT

TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made by Charles Schwab & Co., Inc. (“Schwab”), effective as of October 1, 2000, and amends the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1999, (“RPOP Amendment”) between Schwab, The Charles Schwab Trust Company (“CSTC”), and each registered investment company (“Fund Company”) listed on Schedule I to the RPOP Amendment, with respect to each of its series or classes of shares (“Fund(s)”) that participates in retirement plan order processing under the RPOP Amendment. All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the RPOP Amendment.

WHEREAS, pursuant to the RPOP Amendment, the parties thereto have facilitated the purchase and redemption of Fund shares on behalf of Plans for which CSTC acts as trustee or custodian of the trust funds under the Plans, and for which an entity identified on Schedule III to the RPOP Amendment acts as Recordkeeper; and

WHEREAS, Schwab may amend Schedule III to the RPOP Amendment from time to time under the terms of the RPOP Amendment, and is providing this executed Amendment to Fund Company and CSTC prior to its effective date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein and in the RPOP Amendment, Schedule III to the RPOP Amendment is hereby amended to include additional Recordkeepers.

1.                                      Schedule III to the RPOP Amendment shall be deleted in its entirety and the Schedule III attached hereto shall be inserted in lieu thereof.

2.                                      Except as specifically set forth herein, all other provisions of the RPOP Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, Schwab has executed this Amendment on the date written below.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Vice President/ Mutual Funds
Operations Administration

Date:	8/22/00

1

Schedule III

to the Retirement Plan Order Processing Amendment to the Operating Agreement

RECORDKEBPKRS(1)

Schwab Retirement Plan Services, Inc.

Lawrence Johnson & Associates

Milliman & Robertson, Inc.

RSM McGladrey

Ceridian Retirement Plan Services

CBIZ Benefits & Insurance

Invesmart, Inc.

Oxford Associates

Web401(k)

Benefit Actuaries, Inc.

MBM Advisors

TeamVest

Tri-Ad

Kibble & Prentice

Geller & Wind

Manchester Benefits

PriceWaterhouseCoopers

Administrative Management Group

Small, Parker & Blossom, Inc.

ML Kerns & Associates, Inc.

Leggette & Co., Inc.

The Stanton Group

(1) Pursuant to the RPOP Amendment, each Recordkeeper shall be engaged as an agent of CSTC and shall be registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 at such time it places Orders with the Funds.

2

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made as of January 1, 2003, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, the parties wish to amend Schedule I to the Operating Agreement; and

WHEREAS, the parties wish to institute the payment of new Account establishment and maintenance fees, such fees to be set forth on a Schedule II.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.                                    The following Section 13 shall be inserted as Section 13 of the Operating Agreement.

13. Account Establishment and Maintenance Fees. Fund Company shall pay to Schwab such fees as are set forth on Schedule II to this Agreement to reimburse Schwab for its costs in establishing certain trading symbols and maintaining Account(s) for each Fund.

2.                                    Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

3.                                    The attached Schedule II is hereby inserted as Schedule II to the Operating Agreement.

4.                                    Schedule II may be amended by Schwab on forty (40) days’ written notice to Fund Company or such earlier time as shall be agreed to by the parties.

5.                                    Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.		PACIFIC ADVISORS FUND, INC., on its own behalf and on behalf of each Fund listed on Schedule I here

By:	/s/ Fred Potts
	Fred Potts	By:	/s/ Catherine L. Henning
Vice President
	Mutual Fund Client Services	Name:	Catherine L. Henning

Date:	3/3/03	Title:	Assistant Secretary

		Date:	February 21, 2003

1

SCHEDULE I

TO THE OPERATING AGREEMENT

Fund Company/Funds	Effective Date
Pacific Advisors Fund, Inc. NL
Pacific Advisors Balanced Fund SI; FEE 3	10/6/95
Pacific Advisors Government Securities Fund SI; FEE 3	10/6/95
Pacific Advisors Income & Equity Fund SI; FEE 3	10/6/95
Pacific Advisors Small Cap Fund SI; FEE 3	10/6/95

NL                               Indicates that Fund Company is a “no-load” or “no sales charge” Fund Company as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. (“NASDR”), as amended from time to time (“Rule 2830”).

SI                                 Indicates that Fund is available only to:

(i)                                     MFMP investors who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services and clients of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab’s system;

(ii)                                  MFMP investors who are customers of financial institutions clearing transactions through Schwab; and

(iii)                               MFMP investors who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and “rabbi trusts” for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

FEE 3              Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

2

SCHEDULE II
TO THE OPERATING AGREEMENT

1.                                   Establishment Fee. The Establishment Fee for each trading symbol establishes on Schwab’s system (“Symbol”) with respect to any Fund (i) that is effective under this Agreement on or after January 1, 2003, and that is effective under a services agreement wit Schwab (“Services Agreement”) shall be $6,000, or (ii) that is effective under this Agreement on or after January 1, 2003, and that is not effective under a Services Agreement shall be $10,000. Schwab shall not be entitled to the Establishment Fee for any Symbol that is established solely for the purpose of billing a new or different fee rate for the Fund, as may be set forth in a Services Agreement with Schwab. The Establishment Fee for each Fund shall be paid prior to establishment of the Account(s) for such Fund.

2.                                    Maintenance Fees.

a.                                    The Maintenance Fee (“FEE 3”) for administrative services performed with respect to the Account(s) for each Fund that is designated “FEE 3” on Schedule I shall be $20 per annum for each brokerage account on Schwab’s records that holds one or more share of such Fund (each a “Position”). Notwithstanding the foregoing, except for any Fund that is available only to existing shareholders in accordance with such Fund’s prospectus and excep as may be noted on Schedule I, the minimum FEE 3 for each Fund designated FEE 3 of Schedule I shall be $7,500 per quarter, so long as such Fund is available for purchase of Schwab’s platform.

b.                                   Notwithstanding the foregoing: (i) FEE 3 will be waived for any quarter the Fund is effective under a Services Agreement on the last Business Day of such quarter, an such Fund, upon termination of the Services Agreement, does not remain open to new purchases under this Agreement; (ii) in the event that any Fund terminates its Service Agreement and remains open for purchases under this Agreement, then FEE 3, including the minimum FEE 3, shall apply to the Positions held in the Account(s) after, but not prior to. th date the Fund terminates its Services Agreement, as set forth in Section 2.a. above.; and (iii) FEE 3 will be waived for any quarter the Fund is no longer available for purchase by MFMP investors pursuant to this Agreement on the last Business Day of such quarter.

c.                                    FEE 3 shall be calculated quarterly in the month following the end of the calendar quarter by multiplying the number of Positions on the last Business Day of such quarter by $5. The amount billed to each Fund for a quarter shall be the product of such calculation or $7,500, whichever is greater. A “Business Day” is any day the New York Stock Exchange is open for trading. FEE 3 shall be billed commencing in July, 2003, for the quarter ended June, 2003, and shall be billed quarterly thereafter for as long as there are Positions in the Account(s) on the last Business Day of the quarter.

d.                                   FEE 3 is due and payable upon receipt of the invoice setting forth such Fees. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

3.                                    As long as Schwab holds Fund shares on behalf of MFMP investors in the Account(s), the parties agree to be obligated under, and act in accordance with, the terms an conditions of this Schedule II.

3

AMENDMENT TO SERVICES AGREEMENT

This Amendment is made as of April 1, 2003, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, Pacific Global Fund Distributors, Inc. (“Fund Affiliate”), and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) which are parties to a Services Agreement between Schwab, made as of October 6, 1995, as amended thereafter (“Services Agreement”). This Amendment amends the Services Agreement. All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Services Agreement.

WHEREAS, Fund Parties wish Schwab to continue to perform recordkeeping, shareholder communications, and other services on behalf of the Funds as set forth in the Services Agreement;

WHEREAS, Schwab is willing to continue to perform such services for the Funds on the terms and conditions set forth in the Services Agreement as amended herein;

WHEREAS, the parties wish to amend Exhibit B to the Services Agreement to set forth a new and different Fee rate;

WHEREAS, the parties wish to amend Schedule I to the Services Agreement; and

WHEREAS, the parties wish to amend Section 2 and delete Schedule II to the Services Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.                                    Exhibit B to the Services Agreement shall be deleted in its entirety and the Exhibit B attached hereto shall be inserted in lieu thereof.

2.                                    Schedule I to the Services Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

3.                                    Section 2 of the Services Agreement shall be deleted in its entirety and the following Section 2 shall be inserted in lieu thereof.

2.                                    Fees. For the Services, Schwab shall receive a fee (the “Fee”) from

Fund Parties that shall be calculated and paid in accordance with Exhibit B hereto.

4.                                    Schedule II to the Services Agreement shall be deleted in its entirety.

(continued on page 2)

1

5.                                       Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.		PACIFIC ADVISORS FUND, INC.

		By:	/s/ Catherine L. Henning
By:	/s/ William M. Thomas
	William M. Thomas	Name:	Catherine L. Henning
Senior Vice President
	Mutual Funds	Title:	Assistant Secretary

Date:	2/27/03	Date:	February 21, 2003

PACIFIC GLOBAL FUND DISTRIBUTORS, INC.

By:	/s/ George A. Henning

Name:	George A. Henning

Title:	Chairman

Date:	February 21, 2003

2

SCHEDULE I TO THE SERVICES AGREEMENT

Fund Company/Funds	Effective Date
Pacific Advisors Fund, Inc.
Pacific Advisors Balanced Fund	10/6/95
Pacific Advisors Government Securities Fund	10/6/95
Pacific Advisors Income & Equity Fund	10/6/95
Pacific Advisors Small Cap Fund	10/6/95

3

EXHIBIT B
Calculation of Fee

1.                                     The following terms shall have the meanings defined below:

a.                                       “Daily Value” shall mean the Net Asset Value (“NAV”) reported by such Fund to Schwab through the NSCC’s Mutual Fund Profile Service (the “Profile Service”) or, if the NAV is not available through the Profile Service, through the National Association of Securities Dealers, Inc. Automated Quotation System or other mutually agreeable means.

b.                                      “Excluded Shares” shall mean (i) shares of a Fund held by MFMP investors prior to the effective date of this Agreement as to the Fund, (ii) shares of a Fund first held by MFMP investors after the termination of this Agreement as to the Fund (except for Pre- Termination Shares resulting from reinvested dividends or capital gains under Section 14(c) of this Agreement), and (iii) shares of a Fund that are governed solely by the Operating Agreement.

c.                                       “Qualifying Shares” shall mean all shares of a Fund held by MFMP investors, except for Excluded Shares.

d.                                      “Qualifying Shares Fee Rate” shall mean 40 basis points per annum.

2.                                     a.                                       The Fee shall be calculated each month by multiplying the average Daily Value of Qualifying Shares for the month multiplied by the Qualifying Shares Fee Rate. The minimum Fee for each Fund designated “MIN” on Schedule I shall be $2,000 per month, commencing with the first full month and ending with the last full month such Fund is effective under this Agreement. The Fee shall be billed monthly in arrears and paid in accordance with Section 5 below.

b.                                   Notwithstanding the foregoing, with respect to any Fund that is no longer available for purchase by MFMP investors on April 1, 2003, the Qualifying Shares Fee Rate shall be 35 basis points per annum (each a “Closed Fund”). In the event a Closed Fund reopens for purchases anytime after April 1, 2003, the Qualifying Shares Fee Rate, effective as of the date such Closed Fund reopens for purchases, shall be the Qualifying Shares Fee Rate as set forth in Section l.d. above and shall be calculated as set forth in Section 2.a. above.

3.                                     For purposes of calculating the Fee pursuant to this Exhibit, no adjustments will be made to the NAV for any Fund to correct errors in the NAV reported for any day unless such error is corrected and the corrected NAV is reported to Schwab before 8:00 p.m. Eastern time on the first Business Day after the day to which the error relates. Further, no adjustments shall be made to the total Fee for a given month due to data errors resulting from reverse splits.

4.                                     At the request of Fund Parties, Schwab shall provide, on each Business Day, a statement detailing the aggregate Daily Value of Qualifying Shares of each Fund and the estimated amount of the Fee for such day. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab’s records shall govern unless an error can be shown in the number of shares used in such calculation.

5.                                     The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth the Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement.

4

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made as of September 15, 2003, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, the parties wish to amend Schedule I to the Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.                                     Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

2.                                     Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.		PACIFC GLOBAL FUND, INC., d/b/a PACIFIC ADVISORS FUND, INC., on its own behalf and on behalf of each Fund listed on Schedule I hereto

By:	/s/ Fred Potts
	Fred Potts	By:	/s/ George A. Henning
Senior Vice President
	Asset Management Client Services	Name:	George A. Henning

Date:	2/6/04	Title:	President

		Date:	1/26/04

1

SCHEDULE I
TO THE OPERATING AGREEMENT

Fund Company/Funds	Effective Date
Pacific Advisors Fund, Inc.
Pacific Advisors Balanced Fund, Class A SI; FEE 3	10/6/95
Pacific Advisors Government Securities Fund, Class A SI; FEE 3	10/6/95
Pacific Advisors Income 8s Equity Fund, Class A SI; FEE 3	10/6/95
Pacific Advisors Multi-Cap Value Fund, Class A SI; FEE 3	9/15/03
Pacific Advisors Small Cap Fund, Class A SI; FEE 3	10/6/95

SI                                   Indicates that Fund is available only to MFMP investors:

(i)                                     who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their chents and who charge a management consulting or other fee for their services;

(ii)                                  who are chents of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab’s system;

(in)                              who are customers of financial institutions clearing transactions through Schwab; or

(iv)                              who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and “rabbi trusts” for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

FEE 3                  Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

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Pacific Form A

AMENDMENT TO OPERATING AGREEMENT

This Amendment. (“Amendment”), made as of July 1, 2005, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”), and each registered investment company (“Fund Company”) and each of its series or classes of shares (“Fund(s)”) listed on Schedule I to the Operating Agreement, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, Schwab wishes to amend the operating procedures and/or Exhibit A to the Operating Agreement (“Operating Procedures”) to expressly set forth certain Schwab policies, procedures and practices applicable to purchases and redemptions effected by Schwab on behalf of its customers through Schwab’s Mutual Fund Marketplace® (the “MFMP”); and

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1.                                    The following Section 3.e. is hereby inserted as Section 3.e. of Exhibit A to the Operating Agreement.

e.                                       NSCC’s Mutual Fund Profile Service. Fund Company shall provide Schwab with mutual fund information in a timely manner through the NSCC’s Mutual Fund Profile Service (“MFPS”). “Mutual fund information” shall be as proscribed by the MFPS and shall include, but not be limited to, Blue Sky qualification information, daily net asset value of Fund shares, dividend and distribution information, and merger and Fund closing information. Schwab shall be entitled to rely on any mutual fund information provided through the MFPS in lieu of any verbal or written information required to be provided by the Fund or Fund Company under this Agreement.

2.                                    Section 7.d. of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 7.d. shall be inserted in lieu thereof.

d.                                      Daily Dividend Funds Method of Accrual. For each Fund that pays daily dividends, Schwab shall accrue dividends consistent with such Fund’s dividend accrual method, provided however, that the Fund provides Schwab with the required information as set forth in Section 7.e. below.

3.                                    Sections 8.c. and d. of Exhibit A to the Operating Agreement are deleted in their entirety and the following Sections 8.c. and d. shall be inserted in lieu thereof.

c.                                       Signature Guarantee. Schwab represents and warrants that for each transfer and liquidation transfer it initiates pursuant to Sections 8.a. and b. above, it holds each underlying instruction for re-registration or liquidation signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the Securities Transfer Agents Medallion Program (“STAMP”). Schwab will retain these documents for the period required by any applicable law rule or regulation.

d.                                      Indemnification. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“Indemnified Person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer or liquidation transfer initiated by it and

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effected by the Fund at Schwab’s instruction in reliance on this Section 8 to the same extent as provided under STAMP, except to the extent such Losses arise out of the failure of any Indemnified Person to comply with the instructions provided by Schwab as set forth in Sections 8.a. and b. above.

4.                                      Section 9.b.(iv) of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 9.b.(iv) shall be inserted in lieu thereof.

(iv)                            Fund Company shall ensure that the prospectus of each Fund discloses that the purchase or sale of Fund shares through intermediaries may be subject to transaction fees or other different or additional fees, and includes such other disclosures as may be required by applicable laws, rules and regulations. Fund Company shall also ensure that either the prospectus, or the statement of additional information (“SAP) if the SAI is incorporated in the prospectus, or each of its Funds discloses that:

(1)                               the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

(2)                               such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund’s behalf;

(3)                               the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order; and

(4)                               customer Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker of the broker’s authorized designee and accepted by the Fund.

5.                                      Section 9.c.(i) of Exhibit A to the Operating Agreement shall be deleted in its entirety and the following Section 9.c.(i) shall be inserted in lieu thereof.

c.                                       (i)                                     For annual tax reporting purposes, Fund Company shall inform Schwab by January 15 of the portion of each Fund’s distributions that are taxable for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund’s distributions for the previous calendar year that include qualifying dividend income, foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, and redemption proceeds. In addition, Fund Company is responsible for identifying any portion of any dividends and other distributions and payments attributable to any Fund gains or portfolio interest earned after the close of the Fund Company’s tax year that are not required to be subject to tax withholding if paid to non-United States persons.

6.                                      The following Sections 9.k. and 1. are hereby inserted as Section 9.k. and 1. of Exhibit A to the Operating Agreement.

k.                                       Redemption Fees. Schwab agrees to impose and remit any redemption fees on redemptions of Fund shares, subject to the notice requirements set forth in this provision and Fund Company’s agreement with the terms and conditions set forth in Schwab’s Redemption Fee Instruction Form, as provided by Schwab and as may be revised by Schwab from time to time.

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(i)                                     Fund Company shall provide to Schwab a completed and executed Redemption Fee Instruction Form 45 Business Days prior to (a) the effective date of such redemption fee or (b) the effective date of any change to such redemption fee. In the event any such completed and executed Redemption Fee Instruction Form is provided to Schwab less than 45 Business Days prior to the effective date of any redemption fee or prior to the effective date of any change to a redemption fee, Fund Company agrees that Schwab shall have 45 Business Days in which to implement the redemption fee or change to the redemption fee on its systems and to impose such redemption fee on redemptions of Fund shares through Schwab. Schwab shall use its best efforts to implement the redemption fee or change the redemption fee on its systems as soon as possible but in no event later than 45 Business Days following receipt of a completed and executed Redemption Fee Instruction Form. In no event shall Schwab be responsible for imposing any redemption fee and subsequently remitting such redemption fee to Fund Company if Schwab has not received a completed and executed Redemption Fee Instruction Form, as set forth above.

(ii)                                  Fund Company acknowledges that Schwab shall rely solely on the information provided to it by Fund Company in the completed and executed Redemption Fee Instruction Form in imposing redemption fees on redemptions of Fund shares through the MFMP. In the event Fund Company cannot meet the terms and conditions set forth in the Redemption Fee Instruction Form, as may be required to ensure that application of the redemption fee is consistent with any Schwab operational or systems limitations, then the parties agree to temporarily suspend purchases of such Fund shares through the MFMP until such time as either (a) Fund Company can meet the Redemption Fee Instruction Form terms and conditions or (b) Schwab’s operations and/or systems can support application of the redemption fee.

1.                                       Anti-Money Laundering Certification. Schwab represents and warrants that it has established an Anti-Money Laundering Program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. As part of its Anti-Money Laundering Program, Schwab will take reasonable steps to identify the customers for whom it acts in its dealings with the Funds and will monitor customer transactions in order to detect and, where appropriate, report suspicious activities.

7.                                       This Amendment supplements the Operating Procedures, and shall become effective on July 1, 2005. In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement or any Exhibit or Schedule to any amendment or to the Operating Agreement, this Amendment shall control.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Senior Vice President
Asset Management Client Services

Date:	May 20, 2005

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